Exhibit 3.9

CERTIFICATE OF FORMATION OF
ATI OF ANCHORAGE, LLC

I.

The name of the limited liability company is ATI of Anchorage, LLC.

II.

The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.

The formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on October 22, 2008.

/s/ Charles R. Wunsch
Charles R. Wunsch
Authorized Person

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
ATI OF ANCHORAGE, LLC

1.          The name of the limited liability company is ATI of Anchorage, LLC.

2.          The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is American Telecasting of Anchorage, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 24th day of October, 2008.

/s/ Scott Andreasen
Scott Andreasen
Assistant Secretary